Exhibit T3A.44.4
CERTIFICATE OF MERGER
OF
THE CIT GROUP/FACTORING MEINHARD–COMMERCIAL, INC.
INTO
THE CIT GROUP/FACTORING MANUFACTURERS HANOVER, INC.
UNDER SECTION 904 OF THE BUSINESS CORPORATION LAW
     We, the undersigned, John M. Heffer and Vincent Abbatiello, being respectively the President and the Secretary of The CIT Group/Factoring Manufacturers Hanover, Inc., and Joseph A. Dehler and Stuart B. Belanoff, being respectively the President and the Secretary of the CIT Group/Factoring Meinhard-Commercial, Inc., hereby certify:
     1. (a) The name of each constituent corporation is as follows:
The CIT Group/Factoring Manufacturers Hanover, Inc., which was originally formed under the name IJF, Inc.
The CIT Group/Factoring Meinhard-Commercial, Inc., which was originally formed under the name Morton H. Meinhard & Co., Inc.
          (b) The name of the surviving corporation is The CIT Group/Factoring Manufacturers Hanover, Inc.
     2. As to each constituent corporation, the designation and number of outstanding shares of each class and series and the voting rights thereof are as follows:

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Designation and
	number of shares	Class or Series	Shares entitled
	in each class or	of Shares en-	to vote as a
Name of Corporation	series outstanding.	titled to Vote	class or series
The CIT Group/Factoring Manufacturers Hanover, Inc.	1,000 Shares Common	Common	None

The CIT Group/Factoring Meinhard Commercial, Inc.	22,500 Shares Common	Common	None
     3. There are no changes or amendments to the Certificate of Incorporation of The CIT Group/Factoring Manufacturers Hanover, Inc. hereunder.
     4. The date when the certificate of incorporation of each constituent corporation was filed by the Department of State is as follows:

NAME OF CORPORATION	DATE OF INCORPORATION
The CIT Group/Factoring Manufacturers Hanover, Inc.	December 20, 1971

The CIT Group/Factoring Meinhard-Commercial, Inc.	December 14, 1929
     5. The merger was adopted by each constituent corporation in the following manner:
     (a) As to The CIT Group/Factoring Manufacturers Hanover, Inc., by the unanimous written consent of the shareholders.

     (b) As to The CIT Group/Factoring Meinhard-Commercial, Inc., by the unanimous written consent of the shareholders.
     6. The merger shall be effected on the 1st day of September, 1989.
          IN WITNESS WHEREOF, we have signed this certificate on the 25th day of July, 1989 and and we affirm the statements contained therein as true under penalties of perjury.

THE CIT GROUP/FACTORING MANUFACTURERS HANOVER, INC.
By:	/s/ John M. Heffer
John M. Heffer, President

By:	/s/ Vincent Abbatiello
Vincent Abbatiello, Secretary

THE CIT GROUP/FACTORING MEINHARD-COMMERCIAL, INC.
By:	/s/ Joseph A. Dehler
Joseph A. Dehler, President

By:	/s/ Stuart B. Belanoff
Stuart B. Belanoff, Secretary

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